EXHIBIT 3.2
                             AMENDED AND RESTATED BYLAWS

                                         OF

                               JOHN H. HARLAND COMPANY

                         AS AMENDED THROUGH JANUARY 31, 1997




                                      ARTICLE I
                                    SHAREHOLDERS


                      Section 1.     Annual Meeting.  The annual meeting

            of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fail to provide, then such meeting shall be held at the principal office of the Company in Atlanta, Georgia at 10:00 a.m., on the fourth Friday of April of each year, commencing in 1970, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day.

                      Section 2.     Special Meetings.  Special meetings

            of the shareholders may be called by the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the Company upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors, such meeting may be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this Section 2, then such meeting shall be held in Atlanta, Georgia.

                      Section 3. Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Company to each holder of record of stock of the Company at the time entitled to vote,


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            at  his  address as  it  appears  upon  the records  of  the
            Company, not  less than 10  nor more than  60 days  prior to
            such meeting.   If the Secretary  fails to give  such notice
            within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any
            shareholder.   Attendance at  any meeting,  in person  or by
            proxy, shall constitute a waiver of notice of such meeting. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

                      Section 4. Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

                      Section 5.     Proxies.   A  shareholder may  vote

            either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Company by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

                      Section 6.     Fixing Record Date.


                      (a)Except  provided  in   paragraph  (b)  of  this
            Section  6,  for  the purpose  of  determining  shareholders


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            entitled  to  notice  of  or  to  vote  at  any  meeting  of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders
            is  to   be  taken,  as  the   record  date  for   any  such
            determination  of  shareholders.   A  record  date  for  the
            determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Company at the request of holders of shares pursuant to Section 2 of
            Article I hereof or any adjournment thereof shall be 20 days after the "Determination Date" (as defined in paragraph (b) of this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this
            Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of
            record   shall  be   entitled  to   such  notice   or  vote,
            notwithstanding any transfer of any shares on the books of the Company after such record date.

                      (b) (i) In  order that  the Company  may determine
            the shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record


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            date  is  delivered  to  the  Company  by  delivery  to  its principal place of business, or any officer or agent of the Company having custody of the books in which proceedings of meetings of shareholders are recorded.

                      (ii) Every written  request for a  special meeting
            shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b) (i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of Article I hereof are delivered to the Company in the manner prescribed in paragraph (b) (i) of this Section.

                      (iii)   In  the  event  of  the delivery,  in  the
            manner provided by this Section, to the Company of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Company of requests signed by the holders of record (on the record date established in paragraph (b) (i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under
            Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Company that the requests delivered to the Company in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the "Determination Date"). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

                      (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Company stating that the valid requests for a special meeting submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under
            Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date,


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            adopt  a  resolution  calling  a   special  meeting  of  the
            shareholders and fixing a record date for such meeting, in accordance with Section 6(a) or Article I of these Bylaws.

                      Section 7.     Notice of Shareholder Business.  At

            an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days prior to the meeting; provided, however, that in the event that less than 40 day's notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder and
            (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                      Section 8. Notice of Shareholder Nominees. Except for Directors who are elected by Directors pursuant to the provisions of Section 2 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for


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            election to  the Board  of Directors of  the Company  may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the
            Secretary of  the Company.   To  be timely,  a shareholder's
            notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each
            person  whom  the  shareholder   proposes  to  nominate  for
            election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and
            (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of
            the  Company   unless  nominated  in  accordance   with  the
            procedures set forth in the Bylaws.   The Chairman shall, if
            the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.



                                     ARTICLE II
                                      DIRECTORS


                      Section 1. Powers of Directors. The Board of Directors shall have the management of the business of the Company and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these bylaws, may exercise all the powers of the Company.

                      Section 2.     Number   and  Term   of  Directors.
           Except as provided in this Section 2, twelve Directors shall


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            constitute the full Board.  At any annual or special meeting the shareholders may, and at any meeting of directors, the directors (by a vote of not less than 75% of the directors then in office) may, fix a different number of Directors who shall constitute the full Board, but the full Board shall consist of not less than nine nor more than fifteen Directors. Directors shall be elected in the manner and for the terms set out below:

                      Directors shall be divided  into three classes, to
            be known as Class A, Class B, and Class C. Each Class shall, insofar as possible, be composed of an equal number of Directors.

                      The  shareholders   shall  first  elect   Class  A
            Directors to serve until the first annual meeting of shareholders next following.

                      The  shareholders   shall  first  elect   Class  B
            Directors to serve until the second annual meeting next following.

                      The  shareholders   shall  first  elect   Class  C
            Directors to serve until the third annual meeting next following.

                      At each annual meeting after the first election of
            classified Directors, the successors of the class of Directors whose terms shall expire in that year shall be elected to hold office for the term of three (3) years, so that the term of office of one class of Directors shall expire in each year.

                      The  shareholders may  elect  less  than the  full
            number of Directors, and any vacancy occurring in the Board of Directors by reason of an increase in the number of Directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of the successor. Any vacancy occurring in the Board of Directors by reason of death, retirement, resignation or removal may be filled by the Board of Directors, and the Director elected to fill such vacancy shall be elected for the unexpired term of his predecessor in office. Any Director elected by the Board of Directors to fill a vacancy occurring on the Board shall be elected by the affirmative vote of a majority of the remaining Directors.

                      Section 3. Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other


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            regular meetings.  Special meetings of  the Directors may be called by the Chairman of the Board or by the President or by any two of the Directors.

                      Section 4.     Notice of Meetings.  Notice of each

            meeting of the Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, telegraph or cablegram or in person at least five days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.

                      Section 5.     Action   of  Directors Without  a
            Meeting. Any action required by law to be taken at a meeting of, the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

                      Section 6. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of Directors, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders,
            (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

                      Section 7.     Compensation.        A   fee    and
            reimbursement for expenses for attendance at meetings of the Board of Directors or any committee thereof may be fixed by resolution of the Board of Directors.

                      Section 8. Removal. Any or all directors may be removed from office at any time with or without cause, but only by the same affirmative shareholder vote required to amend this Section 8 as provided in Article X of the Articles of Incorporation.

                                     ARTICLE III
                                      OFFICERS


                      Section 1. Officers. The officers of the Company shall consist of a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person. The Board may designate a Vice-President as an Executive Vice-President, and may designate the order in which the other Vice-Presidents may act.

                      Section 2. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors as well as serve as chairman of the executive committee. He shall preside at all meetings of shareholders and directors. In the absence or disability of the
            President, the Chairman shall perform the duties of the President.

                      Section 3. President. The president shall be the chief executive officer of the Company, subject to the direction of the Board of Directors. He shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors. In the absence of the Chairman of the Board the President shall preside at all meetings of the shareholders and the Board of Directors.

                      Section 4. Vice-President. The Vice-President shall act in the case of the absence or disability of the Chairman of the Board and the President. If there is more than one Vice-President, such Vice-Presidents shall act in the order of precedence, as set out by the Board of Directors.

                      Section 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Company.

                      Section 6. Secretary. The Secretary shall keep the minutes of the meetings of the shareholders and the Directors and shall have custody of and attest the seal of the corporation.

                      Section 7. Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

                      Section 8. Removal. Any officer may be removed at any time by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

                                     ARTICLE IV
                          DEPOSITORIES, SIGNATURE AND SEAL


                      Section 1. Depositories. All funds of the Company shall be deposited in the name of the Company in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

                      Section 2. Contracts. All contracts and other instruments shall be signed on behalf of the Company by the Chairman of the Board or by such other officer, officers, agent or agents, as the Board from time to time may by resolution provide.

                      Section 3.     Seal.   The  corporate seal  of the
            Company shall be as follows:

                      The seal  may be manually affixed  to any document
            or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

                                      ARTICLE V
                                   STOCK TRANSFERS


                      Section 1. Form and Execution of Certificates. The certificates of shares of capital stock of the Company shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Company, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

                      Section 2. Transfers of Shares. Shares of stock in the corporation shall be transferable only on the books of the Company by proper transfer signed by the holder of record thereof or by a person duly authorized to sign for such holder of record. The Company or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.


                      Section 3. Lost, Destroyed or Stolen Certificates. Where the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of a certificate to replace the original if the holder of record so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

                      Section 4. Transfer Agent and Registrar. The Board may (but shall not be required to) appoint a transfer


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            agent or agents and a registrar  or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

                                     ARTICLE VI
                            INDEMNIFICATION OF DIRECTORS


                      Section 1. Actions Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual, made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.



                      Section 2. Advance for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if:

                      (a)  The  director  furnishes  the  Corporation  a
                         written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and

                      (b)  The  director  furnishes  the  Corporation  a
                         written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

                      The written undertaking  required by paragraph (b)
            above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

                                     ARTICLE VII
                                 AMENDMENT OF BYLAWS


                      Section 1.     Amendment.   Except as  provided in
            Article X of the Company's Articles of Incorporation, these bylaws may be altered, amended, repealed or new bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted by the shareholders by the affirmative vote of a majority of all shares entitled to vote at any annual meeting or by like vote at any special meeting when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of any such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

                                    ARTICLE VIII
                                BUSINESS COMBINATIONS


                      Section 1. Election of Georgia Business Combination Statute. All requirements of Sections 14-2-1131 through 14-2-1133 of the Georgia Business Corporation Code, as may be in effect from time to time, shall apply to all "business combinations" (as defined in Section 14-2-1131 of the Georgia Business Corporation Code as in effect from time to time) involving the Company.

                                     ARTICLE IX
                                  RETIREMENT POLICY


                      Section 1. Retirement of Directors. No member of the Board of Directors of the Company will seek reelection to the Board after the normal expiration of his or her term in office after reaching the age of 70 years. In addition, the Chief Executive Officer of the Company will resign as a Director effective with the annual meeting next following his or her 65th birthday, notwithstanding the expiration of his or her then current term of office.

                      Section 2. Retirement of Officers. Those persons occupying the position of corporate or divisional officers of the Company, including but not limited to the Chairman of the Board, President, Senior Vice President or Vice President, will be expected to retire at the end of the month following his or her 65th birthday, consistent with applicable laws.







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